Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 23, 2021

Jacobs Reports Fiscal Fourth Quarter and Fiscal Year 2021 Earnings
Achieved Double-Digit Growth in Fiscal Year 2021 Backlog, Operating Profit and EPS
Exceeded Cash Flow from Operations and Free Cash Flow Expectations
Expect Double-Digit Adj. EBITDA and Adj. EPS Growth in Fiscal Year 2022 and Beyond3
Awarded Engineering of Semiconductor Fabs to Manufacture Intel’s Most Advanced Process Technologies
Closed BlackLynx Acquisition, a Leader in Edge Computing and Hybrid Cloud Infrastructure
DALLAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal fourth quarter and fiscal year ended October 1, 2021.
Q4 2021 Financial Highlights:
•Revenue of $3.6 billion grew 1.9% year-over-year; pro forma net revenue1 up 6% year-over-year
•Net earnings was $45 million, down 36%, and EPS from continuing operations was $0.34, down 36%, mainly impacted by $(0.45) of discrete tax items and $(0.42) from sale of Worley shares
•Adjusted EPS from continuing operations of $1.58, down 3% year-over-year driven by a lower year ago tax rate impact of $0.17

•Adjusted EBITDA was $310 million, up 12% year-over-year
•Cash flow from operations of $203 million and free cash flow of $176 million, driven by strong DSO performance
•Backlog increased $2.8 billion to $26.6 billion, up 12% year-over-year

Fiscal Year 2021 Highlights:
•Revenue growth of 3.9% and pro forma net revenue growth1 up 3% year-over-year
•Net earnings from continuing operations of $467 million, up 32%, and FY21 EPS of $3.12 up 17%; includes previously disclosed PA Consulting2 and tax items
•Adjusted EPS of $6.29, up 15% year-over-year
•Adjusted EBITDA year-over-year growth of 18% to $1,244 million
•Cash flow from operations of $726 million and free cash flow of $633 million, representing strong cash conversion and exceeding expectations

Jacobs' Chair and CEO Steve Demetriou commented, "Fiscal 2021 results represent another year of achieving the cultural, strategic and financial targets we communicated to our key stakeholders. Looking forward, our deep domain knowledge and cutting-edge digital solutions uniquely position us to capitalize on emerging transformational opportunities within global infrastructure modernization, climate response and industry digitization. Our brand promise of 'Challenging today. Reinventing tomorrow.' is critical to executing our new strategy, driving the next generation of digital transformation for our clients, and growth for our people and shareholders."

Jacobs’ President and CFO Kevin Berryman added, “We achieved the high end of our fiscal 2021 outlook while continuing to invest ahead of multi-year secular growth opportunities. The combination of enhancing our portfolio to higher growth, higher margin solutions, while maintaining operational excellence, drove double-digit earnings growth and cash flow that exceeded expectations. Our Focus 2023 initiative is executing well and unlocking further capacity to invest in our growth accelerators. Looking into fiscal 2022 and beyond we expect double-digit adjusted EBITDA and adjusted EPS growth3 with continued strong cash flow conversion and value-creating capital deployment."

Financial Outlook3

The company expects fiscal 2022 adjusted EBITDA of $1,370 million to $1,450 million and adjusted EPS of $6.85 to $7.45.

The company expects adjusted EPS of approximately $10.00 in fiscal 2025, which incorporates anticipated benefits to People and Places Solutions from the recently passed Infrastructure Investment and Jobs Act, executing against a robust Critical Mission Solutions sales pipeline, continued growth in PA Consulting, and assumes a 23.5% effective adjusted tax rate, modest capital deployment and net leverage of <0.5x adjusted EBITDA.

2PA Consulting
The company closed its strategic investment in PA Consulting on March 2, 2021. Per U.S. GAAP, $261 million (pre-tax and before non-controlling interest portion) of the estimated aggregate consideration for PA Consulting was required to be treated as post-completion compensation expense in fiscal 2021 given retention related requirements applicable to the distribution of such funds to PA Consulting employees. This $261 million impact relative to the announced investment consideration was reflected in US GAAP SG&A and cash flows from operations and excluded from adjusted results. The total consideration for PA Consulting remained consistent at 1.4 billion pounds.

Additionally, the fiscal year-end earnings per share reflect $(57.3) million, or $(0.44) per share, related to an updated non-cash valuation allocation related to PA Consulting equity, with no impact to the original consideration.
See Annual Report on Form 10-K for discussion of accounting implications of the PA Consulting transaction.

1Pro forma net revenue growth adjusts for the impact of the first year of acquired revenue and the impact from an extra week in fiscal Q4 2020 compared to fiscal Q4 2021.
3Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for fiscal year 2022 and 2025 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2022 and subsequent years.

Fourth Quarter Review

	Fiscal Q4 2021	Fiscal Q4 2020	Change
Revenue	$3.6 billion	$3.5 billion	$0.1 billion
Net Revenue	$3.0 billion	$2.8 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$45 million	$70 million	$(25) million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.34	$0.53	$(0.19)
Adjusted Net Earnings from Continuing Operations	$207 million	$214 million	$(7) million
Adjusted EPS from Continuing Operations	$1.58	$1.63	$(0.05)
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the fourth quarter of fiscal 2021 and fiscal 2020 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue and pro forma net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q4 2021	Fiscal Q4 2020
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$45 million ($0.34 per share)	$70 million ($0.53 per share)
An adjustment to add back after-tax restructuring, transaction costs and other charges ($4.3 million and $211.9 million for the fiscal 2021 and 2020 periods, respectively, before income taxes).	$49 million ($0.37 per diluted share)	$161 million ($1.22 per diluted share)
Other adjustments include:
(a) add-back of amortization of intangible assets of $46.5 million and $23.5 million in the 2021 and 2020 periods, respectively,
(b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $(0.6) million in fiscal 2020,
(c) the removal of $67.5 million and $(44.5) million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2021 and 2020 periods, respectively,
(d) the removal of $(1.7) million in additional income tax expense attributable to tax rate increases in the UK during in 2021,
(e) associated noncontrolling interest impacts for the above adjustment items and
(f) associated income tax expense adjustments for the above pre-tax adjustment items.
	$114 million ($0.86 per diluted share)	$(16) million ($(0.12) per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$207 million ($1.58 per diluted share)	$214 million ($1.63 per diluted share)
(note: earnings per share amounts may not add due to rounding)
The Company’s U.S. GAAP effective tax rate for continuing operations is 58% for the fiscal fourth quarter 2021 and fiscal fourth quarter 2021 adjusted earnings per share from continuing operations reflects a 20% adjusted effective tax rate.

Fiscal 2021 Review

	Fiscal 2021	Fiscal 2020	Change
Revenue	$14.1 billion	$13.6 billion	$0.5 billion
Net Revenue	$11.7 billion	$11.0 billion	$0.7 billion
GAAP Net Earnings from Continuing Operations	$467 million	$354 million	$113 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$3.12	$2.67	$0.45
Adjusted Net Earnings from Continuing Operations	$826 million	$727 million	$99 million
Adjusted EPS from Continuing Operations	$6.29	$5.48	$0.81
The Company’s adjusted net earnings and adjusted EPS for fiscal 2021 and fiscal 2020 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue and pro forma net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2021	Fiscal 2020
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$467 million ($3.12 per share)	$354 million ($2.67 per share)
An adjustment to add back after-tax restructuring and other charges ($392.9 million and $330.2 million for the fiscal 2021 and 2020 periods, respectively, before income taxes). Also includes PA Consulting one time deal related charges, including $261 million in pre-tax compensation costs associated with the transaction and $(57.3) million, or $(0.44) per share, in EPS numerator adjustments relating to PA preference shares redemption value, which does not affect net earnings.
	$304 million ($2.76 per diluted share)	$248 million ($1.87 per diluted share)
Other adjustments include:
(a) add-back of amortization of intangible assets of $149.8 million and $90.6 million in the 2021 and 2020 periods, respectively,
(b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $15.8 million in 2020 periods, respectively,
(c) the removal of $34.7 million and $(74.5) million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2021 and 2020 periods, respectively,
(d) the removal of the fair value gains and (losses) for the Company's investment in C3.ai, Inc. ("C3") of $49.6 million in the 2021 period,
(e) the removal of $29.1 million in additional income tax expense attributable to tax rate increases in the UK during in 2021,
(f) associated noncontrolling interest impacts for the above adjustment items and
(g) associated income tax expense adjustments for the above pre-tax adjustment items.

	$54 million ($0.41 per diluted share)	$125 million ($0.94 per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$826 million ($6.29 per diluted share)	$727 million($5.48 per diluted share)
(note: earnings per share amounts may not add due to rounding)
The Company’s U.S. GAAP effective tax rate for continuing operations is 40% for the fiscal year 2021 and includes a $29.1 million impact from the increase in UK statutory income tax rates during the year. Fiscal year 2021 adjusted earnings per share from continuing operations reflects a 24% adjusted effective tax rate, excluding favorable discrete tax impacts of $22.4 million, or $0.17 per share.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday November 23, 2021, which will be webcast live at www.jacobs.com.

About Jacobs
At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2022 or future fiscal years, including fiscal 2025 adjusted EPS expectations, and statements regarding our expectations from our PA Consulting investment and the anticipated benefits of that strategic investment, which are based, in part, on estimates and assumptions regarding the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic, including the emergence and spread of variants of COVID-19, and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; the development, effectiveness and distribution of vaccines or treatments for COVID-19; the timing and scope of any government stimulus programs enacted in response to the impacts of the COVID-19 pandemic, including, but not limited to, any additional infrastructure-related stimulus programs, and the timing of the award of projects and funding under the Infrastructure Investment and Jobs Act signed into law by President Biden on November 15, 2021; and the impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring of additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended October 1, 2021, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data) (Quarterly data unaudited):

	For the Three Months Ended		For the Years Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Revenues	$3,586,487	$3,519,689	$14,092,632	$13,566,975
Direct cost of contracts	(2,758,723)	(2,854,754)	(11,048,860)	(10,980,307)
Gross profit	827,764	664,935	3,043,772	2,586,668
Selling, general and administrative expenses	(576,248)	(642,461)	(2,355,683)	(2,050,695)
Operating Profit	251,516	22,474	688,089	535,973
Other Income (Expense):
Interest income	770	1,550	3,503	4,729
Interest expense	(19,926)	(14,131)	(72,714)	(62,206)
Miscellaneous (expense) income, net	(61,981)	50,265	76,724	(37,293)
Total other (expense) income, net	(81,137)	37,684	7,513	(94,770)
Earnings From Continuing Operations Before Taxes	170,379	60,158	695,602	441,203
Income Tax (Expense) Benefit for Continuing Operations	(99,344)	19,721	(274,781)	(55,320)
Net Earnings of the Group from Continuing Operations	71,035	79,879	420,821	385,883
Net (Loss) Earnings of the Group from Discontinued Operations	(1,682)	12,474	10,008	137,984
Net Earnings of the Group	69,353	92,353	430,829	523,867
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,847)	(10,360)	(39,213)	(32,022)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(16,362)	—	85,414	—
Net Earnings Attributable to Jacobs from Continuing Operations	44,826	69,519	467,022	353,861
Net Earnings Attributable to Jacobs	$43,144	$81,993	$477,030	$491,845
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.34	$0.53	$3.15	$2.69
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.10	$0.08	$1.05
Basic Earnings Per Share	$0.33	$0.63	$3.22	$3.74
Diluted Net Earnings from Continuing Operations Per Share	$0.34	$0.53	$3.12	$2.67
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.09	$0.08	$1.04
Diluted Earnings Per Share	$0.33	$0.62	$3.20	$3.71

Segment Information (in thousands) (Quarterly data and Non-GAAP unaudited):

	For the Three Months Ended		For the Years Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Revenues from External Customers:
Critical Mission Solutions	$1,264,102	$1,328,975	$5,087,052	$4,965,952
People & Places Solutions	2,049,091	2,190,714	8,378,179	8,601,023
Pass Through Revenue	(544,435)	(687,980)	(2,381,785)	(2,609,843)
People & Places Solutions Net Revenue	$1,504,656	$1,502,734	$5,996,394	$5,991,180
PA Consulting	$273,294	$—	$627,401	$—
Total Revenue	$3,586,487	$3,519,689	$14,092,632	$13,566,975
Net Revenue	$3,042,052	$2,831,709	$11,710,847	$10,957,132

	For the Three Months Ended		For the Years Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Segment Operating Profit:
Critical Mission Solutions	$115,028	$107,748	$447,161	$372,070
People & Places Solutions (1)	176,726	182,843	780,380	740,707
PA Consulting	66,363	—	151,071	—
Total Segment Operating Profit	358,117	290,591	1,378,612	1,112,777
Other Corporate Expenses (2)	(101,932)	(56,243)	(340,129)	(249,391)
Restructuring and Other Charges (3)	(4,669)	(211,874)	(350,394)	(327,413)
Total U.S. GAAP Operating Profit	251,516	22,474	688,089	535,973
Total other (expense) income, net (4)	(81,137)	37,684	7,513	(94,770)
Earnings from Continuing Operations Before Taxes	$170,379	$60,158	$695,602	$441,203

(1)Includes $19.5 million, net, in charges related to a legal settlement for the three-month period and year ended October 1, 2021.
(2)Other corporate expenses includes intangibles amortization of $46.5 million and $23.5 million for the three-month periods ended October 1, 2021 and October 2, 2020, respectively, and $149.8 million and $90.6 million for the years ended October 1, 2021 and October 2, 2020, respectively.
(3)Included in the three-month period and year ended October 1, 2021 are $0.4 million and $297.8 million of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(4)Other income and expense includes $(67.5) million and $44.5 million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividends) (sold in the fourth fiscal quarter) and certain foreign currency revaluations relating to ECR sale proceeds for the three-month periods ended October 1, 2021 and October 2, 2020, respectively, and $34.7 million and $(74.5) million for the years ended October 1, 2021 and October 2, 2020, respectively; and revenues under the Company's TSA with Worley of $— million and $0.1 million for the three-month periods ended October 1, 2021 and October 2, 2020, respectively, and $0.2 million and $15.8 million and for the years ended October 1, 2021 and October 2, 2020, respectively. The year ended October 1, 2021 includes $38.6 million related to impairment of our AWE Management Ltd. investment and $49.6 million in fair value adjustments related to our investment in C3 stock.

Balance Sheet (in thousands):

	October 1, 2021	October 2, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,014,249	$862,424
Receivables and contract assets	3,101,418	3,167,310
Prepaid expenses and other	176,228	162,355
Investment in equity securities	—	347,510
Total current assets	4,291,895	4,539,599
Property, Equipment and Improvements, net	353,117	319,371
Other Noncurrent Assets:
Goodwill	7,197,000	5,639,091
Intangibles, net	1,565,758	658,340
Deferred income tax assets	103,193	211,047
Operating lease right-of-use assets	650,097	576,915
Miscellaneous	471,549	409,990
Total other noncurrent assets	9,987,597	7,495,383
	$14,632,609	$12,354,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$53,456	$—
Accounts payable	908,441	1,061,754
Accrued liabilities	1,533,559	1,249,883
Operating lease liability	172,414	164,312
Contract liabilities	542,054	465,648
Total current liabilities	3,209,924	2,941,597
Long-term debt	2,839,933	1,676,941
Liabilities relating to defined benefit pension and retirement plans	418,080	568,176
Deferred income tax liabilities	214,380	3,366
Long-term operating lease liability	758,358	735,202
Other deferred liabilities	559,375	573,404
Commitments and Contingencies
Redeemable Noncontrolling interests	657,722	—
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 128,892,540 shares and 129,747,783 shares as of October 1, 2021 and October 2, 2020, respectively	128,893	129,748
Additional paid-in capital	2,590,012	2,598,446
Retained earnings	4,015,578	4,020,575
Accumulated other comprehensive loss	(794,442)	(933,057)
Total Jacobs stockholders’ equity	5,940,041	5,815,712
Noncontrolling interests	34,796	39,955
Total Group stockholders’ equity	5,974,837	5,855,667
	$14,632,609	$12,354,353

Cash Flows (In thousands) (Quarterly data unaudited)

	For the Three Months Ended		For the Years Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$69,353	$92,353	$430,829	$523,867
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	26,540	24,076	101,024	91,070
Intangible assets	46,468	23,489	149,776	90,563
Loss (Gain) on sale of ECR business	—	3,130	(15,608)	(110,236)
Loss (Gain) on investment in equity securities	80,820	(35,252)	(71,325)	103,623
Stock based compensation	14,702	11,942	56,221	48,150
Equity in earnings of operating ventures, net of return on capital distributions	7,680	10,861	10,941	9,172
Loss on disposals of assets, net	254	1,067	1,003	766
Impairment of equity method investment and other long term assets	502	162,238	40,640	162,238
Loss (gain) on pension and retiree medical plan changes	2,783	1,947	2,783	4,598
Deferred income taxes	75,204	19,802	113,623	82,275
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	10,162	27,831	242,154	(107,784)
Prepaid expenses and other current assets	(40,402)	(47,182)	6,800	(27,280)
Miscellaneous other assets	8,186	33,154	116,097	110,678
Accounts payable	(14,766)	22,242	(165,502)	(92,838)
Income taxes payable	(40,100)	5,036	20,961	35,194
Accrued liabilities	(32,472)	81,172	(252,305)	(27,849)
Other deferred liabilities	(18,930)	(7,964)	(63,915)	(64,390)
Other, net	6,720	2,431	2,079	(24,968)
Net cash provided by operating activities	202,704	432,373	726,276	806,849
Cash Flows from Investing Activities:
Additions to property and equipment	(27,144)	(29,448)	(92,814)	(118,269)
Disposals of property and equipment and other assets	6	—	474	96
Capital contributions to equity investees, net of return of capital distributions	(823)	80	(5,016)	(12,278)
Acquisitions of businesses, net of cash acquired	—	(7,046)	(1,741,062)	(293,580)
Disposals of investment in equity securities	369,294	—	421,315	—
Proceeds (payments) related to sales of businesses	—	—	36,360	(5,061)
Net cash provided by (used for) investing activities	341,333	(36,414)	(1,380,743)	(429,092)
Cash Flows from Financing Activities:
Net (repayments of) proceeds from borrowings	(203,414)	(491,244)	1,220,440	265,264
Debt issuance costs	—	—	(2,747)	(1,807)
Proceeds from issuances of common stock	8,362	8,442	38,077	37,235
Common stock repurchases	(249,999)	(51,429)	(274,948)	(337,251)
Taxes paid on vested restricted stock	(71)	(139)	(25,867)	(27,794)
Cash dividends, including to noncontrolling interests	(36,088)	(46,441)	(155,972)	(143,962)
Net cash (used for) provided by financing activities	(481,210)	(580,811)	798,983	(208,315)
Effect of Exchange Rate Changes	(14,983)	22,466	19,635	61,914
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	47,844	(162,386)	164,151	231,356
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	978,731	1,024,810	862,424	631,068
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,026,575	$862,424	$1,026,575	$862,424
See the accompanying Notes to Consolidated Financial Statements.

Backlog (in millions):

Unaudited	October 1, 2021	October 2, 2020
Critical Mission Solutions	$10,589	$9,104
People & Places Solutions	15,738	14,714
PA Consulting	304	—
Total	$26,631	$23,818

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, pro forma net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA, adjusted EBITDA outlook, adjusted EPS outlook, free cash flow and adjusted effective tax rate.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding the costs related to our 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M, John Wood Group nuclear business and Buffalo Group, and the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses; (iii) excluding the costs and other charges associated with our Focus 2023 transformation initiatives commenced in the fourth quarter of fiscal 2020, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations, contractual termination fees and related expenses (the amounts referred in (i), (ii) and (iii) are collectively referred to as the “Restructuring and other charges”); (iv) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M, John Wood Group nuclear business, Buffalo Group and BlackLynx acquisitions and the strategic investment in PA Consulting, including advisor fees, change in control payments, certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees, and impacts resulting from the non-cash purchase accounting adjustment related to the investment in PA Consulting to reflect a change in the preliminary purchase price allocation for the redeemable non-controlling interests, the impact of the third quarter adjustment to the estimated future payout of contingent consideration to the sellers in the Buffalo Group acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (v) adding back amortization of intangible assets; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) with Worley included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (viii) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform and tax rate increases in the United Kingdom during fiscal 2021; (ix) charges associated with the impairment of our investment in AWE; (x) certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods and (xi) other income tax adjustments associated with the pre-tax income adjustments above. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow is calculated using the reported statement of cash flows, provided from operations less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings from continuing operations and EPS from continuing operations to the corresponding "adjusted" amounts, revenue from continuing operations to net revenue and pro forma net revenue, net earnings to adjusted EBITDA and cash flow from operations to free cash flow. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook and adjusted EPS outlook for fiscal 2022 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation. See footnote 3 on page 3 for additional information.

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2021 and 2020

	Three Months Ended
	October 1, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,586,487	$—	$—	$3,586,487
Pass through revenue	—	—	(544,435)	(544,435)
Net revenue	3,586,487	—	(544,435)	3,042,052
Direct cost of contracts	(2,758,723)	(274)	544,435	(2,214,562)
Gross profit	827,764	(274)	—	827,490
Selling, general and administrative expenses	(576,248)	4,943	46,467	(524,838)
Operating Profit	251,516	4,669	46,467	302,652
Total other (expense) income, net	(81,137)	(323)	67,515	(13,945)
Earnings from Continuing Operations Before Taxes	170,379	4,346	113,982	288,707
Income Tax (Expense) Benefit for Continuing Operations	(99,344)	36,127	5,958	(57,259)
Net Earnings of the Group from Continuing Operations	71,035	40,473	119,940	231,448
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,847)	—	—	(9,847)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(16,362)	8,234	(6,326)	(14,454)
Net Earnings attributable to Jacobs from Continuing Operations	44,826	48,707	113,614	207,147
Net (Loss) Earnings attributable to Discontinued Operations	(1,682)	—	—	(1,682)
Net Earnings attributable to Jacobs	$43,144	$48,707	$113,614	$205,465
Diluted Net Earnings from Continuing Operations Per Share	$0.34	$0.37	$0.86	$1.58
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$—	$—	$(0.01)
Diluted Earnings Per Share	$0.33	$0.37	$0.86	$1.56
Operating Profit Margin	7.01%			9.95%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $544.4 million, (b) the removal of amortization of intangible assets of $46.5 million, (c) the removal of $(67.5) million in fair value gains and (losses) related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale, (d) the removal of $(1.7) million additional income tax expense attributable to tax rate increases in the UK during 2021, (e) associated noncontrolling interest impacts for the above adjustment items and (f) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	October 2, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,519,689	$—	$—	$3,519,689
Pass through revenue	—	—	(687,980)	(687,980)
Net revenue	3,519,689	—	(687,980)	2,831,709
Direct cost of contracts	(2,854,754)	449	687,980	(2,166,325)
Gross profit	664,935	449	—	665,384
Selling, general and administrative expenses	(642,461)	211,425	23,567	(407,469)
Operating Profit	22,474	211,874	23,567	257,915
Total other income (expense), net	37,684	—	(45,046)	(7,362)
Earnings from Continuing Operations Before Taxes	60,158	211,874	(21,479)	250,553
Income Tax Expense for Continuing Operations	19,721	(50,861)	5,287	(25,853)
Net Earnings of the Group from Continuing Operations	79,879	161,013	(16,192)	224,700
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,360)	—	—	(10,360)
Net Earnings from Continuing Operations attributable to Jacobs	69,519	161,013	(16,192)	214,340
Net Earnings attributable to Discontinued Operations	12,474	—	—	12,474
Net Earnings attributable to Jacobs	$81,993	$161,013	$(16,192)	$226,814
Diluted Net Earnings from Continuing Operations Per Share	$0.53	$1.22	$(0.12)	$1.63
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings Per Share	$0.62	$1.22	$(0.12)	$1.73
Operating Profit Margin	0.64%			9.11%

(1)Includes after-tax charges for the Company's fourth quarter fiscal 2020 transformation initiatives relating to real estate of $123.1 million, and other staffing programs of $23.5 million and $14.4 million of other restructuring, transaction and other charges.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $688.0 million, (b) the removal of amortization of intangible assets of $23.5 million, (c) the reclassification of revenues under the Company's TSA of $0.6 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $44.5 million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

U.S. GAAP Reconciliation for fiscal years 2021 and 2020

	For the Year Ended
	October 1, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$14,092,632	$—	$—	$14,092,632
Pass through revenue	—	—	(2,381,785)	(2,381,785)
Net revenue	14,092,632	—	(2,381,785)	11,710,847
Direct cost of contracts	(11,048,860)	9	2,381,785	(8,667,066)
Gross profit	3,043,772	9	—	3,043,781
Selling, general and administrative expenses	(2,355,683)	350,385	149,749	(1,855,549)
Operating Profit	688,089	350,394	149,749	1,188,232
Total other income (expense), net	7,513	42,549	(84,477)	(34,415)
Earnings from Continuing Operations Before Taxes	695,602	392,943	65,272	1,153,817
Income Tax Expense for Continuing Operations	(274,781)	6,729	16,144	(251,908)
Net Earnings of the Group from Continuing Operations	420,821	399,672	81,416	901,909
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(39,213)	—	—	(39,213)
Net Loss (Earnings) Attributable to Redeemable Noncontrolling interests	85,414	(95,246)	(27,307)	(37,139)
Net Earnings attributable to Jacobs from Continuing Operations	467,022	304,426	54,109	825,557
Net Earnings attributable to Discontinued Operations	10,008	—	—	10,008
Net Earnings attributable to Jacobs	$477,030	$304,426	$54,109	$835,565
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	—	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$409,715	$361,733	$54,109	$825,557
Diluted Net Earnings from Continuing Operations Per Share	$3.12	$2.76	$0.41	$6.29
Diluted Net Earnings from Discontinued Operations Per Share	$0.08	$—	$—	$0.08
Diluted Earnings Per Share	$3.20	$2.76	$0.41	$6.37
Operating Profit Margin	4.88%			10.15%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs, impairment charges relating to our investment in AWE, along with pre-tax $297.8 million in PA Consulting deal related costs and associated noncontrolling interest impacts for the above adjustment items. Also includes $57.3 million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which does not affect net earnings.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.4 billion, (b) the removal of amortization of intangible assets of $149.8 million, (c) the removal of $34.7 million in fair value gains and (losses) related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale, (d) the removal of the fair value gains and (losses) of the Company's investment in C3 of $49.6 million, (e) the removal of $29.1 million additional income tax expense attributable to tax rate increases in the UK during 2021, (f) associated noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

	For the Year Ended
	October 2, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$13,566,975	$—	$—	$13,566,975
Pass through revenue	—	—	(2,609,843)	(2,609,843)
Net revenue	13,566,975	—	(2,609,843)	10,957,132
Direct cost of contracts	(10,980,307)	2,290	2,609,843	(8,368,174)
Gross profit	2,586,668	2,290	—	2,588,958
Selling, general and administrative expenses	(2,050,695)	325,123	106,529	(1,619,043)
Operating Profit	535,973	327,413	106,529	969,915
Total other expense, net	(94,770)	2,799	58,674	(33,297)
Earnings from Continuing Operations Before Taxes	441,203	330,212	165,203	936,618
Income Tax Expense for Continuing Operations	(55,320)	(81,995)	(39,782)	(177,097)
Net Earnings of the Group from Continuing Operations	385,883	248,217	125,421	759,521
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(32,022)	—	—	(32,022)
Net Earnings attributable to Jacobs from Continuing Operations	353,861	248,217	125,421	727,499
Net Earnings attributable to Discontinued Operations	137,984	—	—	137,984
Net Earnings attributable to Jacobs	$491,845	$248,217	$125,421	$865,483
Diluted Net Earnings from Continuing Operations Per Share	$2.67	$1.87	$0.94	$5.48
Diluted Net Earnings from Discontinued Operations Per Share	$1.04	$—	$—	$1.04
Diluted Earnings Per Share	$3.71	$1.87	$0.94	$6.52
Operating Profit Margin	3.95%			8.85%

(1)Includes after-tax charges for the Company's fourth quarter fiscal 2020 transformation initiatives relating to real estate of $123.1 million, and other staffing programs of $23.5 million, and $101.6 million of other restructuring, transaction and other charges.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.6 billion, (b) the removal of amortization of intangible assets of $90.6 million, (c) the reclassification of revenues under the TSA of $16.1 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $74.5 million in fair value gains related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

Reconciliation of Adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Adj Net earnings from Continuing Operations	$207,147	$214,340	$825,557	$727,499
Adj. Income Tax Expense for Continuing Operations	(57,259)	(25,853)	(251,908)	(177,097)
Adj. Net earnings from Continuing Operations attributable to Jacobs before income taxes	264,406	240,193	1,077,465	904,596
Depreciation expense	26,540	24,076	101,024	91,070
Interest income	(770)	(1,550)	(3,503)	(4,729)
Adj. Interest expense	19,926	14,131	68,714	61,508
Adjusted EBITDA	$310,102	$276,850	$1,243,700	$1,052,445

Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended	Twelve Months Ended
	October 1, 2021	October 1, 2021
Net cash provided by operating activities	$202,704	$726,276
Additions to property and equipment	(27,144)	(92,814)
Free cash flow	$175,560	$633,462

This press release includes comparisons of current period net revenue to prior periods on a pro forma basis. Prior fiscal periods are calculated as if all acquisitions had occurred prior to the comparable periods and excludes the impact from an extra week in the fiscal Q4 2020 period compared to fiscal Q4 2021.

Reconciliation of Pro Forma Net Revenue (in millions):

	Three Months Ended		Twelve Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Revenues	$3,586	$3,520	$14,093	$13,567
Pass Through Revenue	(544)	(688)	(2,382)	(2,610)
Net Revenue	3,042	2,832	11,711	10,957
Pre-closing revenue from acquisitions	—	229	425	1,027
Extra week in fiscal Q4 2020	—	(192)	—	(192)
Pro Forma Net Revenue	$3,042	$2,869	$12,136	$11,792

Earnings Per Share (in thousands):

	For the Three Months Ended		For the Years Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$44,826	$69,519	$467,022	$353,861
Preferred Redeemable Noncontrolling interests redemption value adjustment	—	—	(57,307)	—
Net earnings from continuing operations allocated to participating securities	—	—	—	(72)
Net earnings from continuing operations allocated to common stock for EPS calculation	$44,826	$69,519	$409,715	$353,789

Net (loss) earnings attributable to Jacobs from discontinued operations	$(1,682)	$12,474	$10,008	$137,984
Net earnings from discontinued operations allocated to participating securities	—	—	—	(28)
Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(1,682)	$12,474	$10,008	$137,956

Net earnings allocated to common stock for EPS calculation	$43,144	$81,993	$419,723	$491,745

Denominator for Basic and Diluted EPS:
Weighted average basic shares	130,162	130,180	130,194	131,541
Shares allocated to participating securities	—	—	—	(27)
Shares used for calculating basic EPS attributable to common stock	130,162	130,180	130,194	131,514

Effect of dilutive securities:
Stock compensation plans	1,200	1,266	1,080	1,207
Shares used for calculating diluted EPS attributable to common stock	131,362	131,446	131,274	132,721

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.34	$0.53	$3.15	$2.69
Basic Net Earnings from Discontinued Operations Per Share	$(0.01)	$0.10	$0.08	$1.05
Basic Earnings Per Share:	$0.33	$0.63	$3.22	$3.74
Diluted Net Earnings from Continuing Operations Per Share	$0.34	$0.53	$3.12	$2.67
Diluted Net Earnings from Discontinued Operations Per Share	$(0.01)	$0.09	$0.08	$1.04
Diluted Earnings Per Share:	$0.33	$0.62	$3.20	$3.71

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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